EXHIBIT 10.63

Contract #96-412-026
Hopkins County Coal, LLC
Amendment No. 2

AMENDMENT NO. 2 TO AMENDED AND RESTATED COAL SUPPLY AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED COAL SUPPLY AGREEMENT (“Amendment No. 2”) is entered into effective as of September 15, 2000, by and between LOUISVILLE GAS AND ELECTRIC COMPANY (hereinafter referred to as “Buyer”), whose address is 220 West Main Street, Louisville, Kentucky 40202, and HOPKINS COUNTY COAL, LLC, a Delaware limited liability company and WEBSTER COUNTY COAL, LLC, a Delaware limited liability company (successor to WEBSTER COUNTY COAL CORPORATION, a Kentucky corporation), both having an address of 1717 South Boulder Avenue, Tulsa, Oklahoma 74119-4886, (the foregoing companies hereinafter referred to as “Seller”). In consideration of the agreements herein contained, the parties hereto agree as follows.

RECITALS

A.           On even date herewith, Buyer entered into Coal Synfuel Purchase Order LGE00024, which is governed by the terms and conditions of Negotiated Contract LGE00019, (“Coal Synfuel Supply Agreement”) with ECO Coal Pelletization No. 12, LLC (“ECO”) for the purchase of coal synfuel which shall be processed from coal which is produced or supplied to ECO from Hopkins County Coal, LLC.

B.             For each ton of coal synfuel Buyer purchases from ECO during the term of the Coal Synfuel Supply Agreement, Buyer and Seller hereby agree to reduce by like amount the quantity of coal to be purchased under the Amended and Restated Coal Supply Agreement as is more particularly set forth herein below.

1.0 AMENDMENTS

The Amended and Restated Agreement heretofore entered into by the parties, dated effective April 1, 1998, as amended by Amendment No. 1 dated January 1, 2000 and identified by the Contract Number set forth above, (hereinafter referred to as “Agreement”) is hereby amended as follows:

2.0 QUANTITY

2.1                                 Section 3.2 Coal Synfuel Quantity, is added and reads as follows:

“During the Term, any quantity of coal synfuel purchased by Buyer from ECO under the Coal Synfuel Supply Agreement shall reduce the Quantity of coal to be supplied under this Agreement, by an equal amount of tonnage.”

3.0 INDEPENDENT RELATIONSHIP OF AGREEMENT TO COAL SYNFUEL SUPPLY AGREEMENT.

3.1                                 Section 21 Independent Relationship of Agreement to Coal Synfuel Supply Agreement, is added and read as follows:

“Except for the tonnage reduction provision set forth under Section 3.2 herein above, all obligations between Buyer and Seller set forth in this Agreement shall continue through its Term. If Buyer reduces and/or suspends its purchases of coal synfuel under the Coal Synfuel Supply Agreement and/or either Buyer or ECO terminates the Coal Synfuel Supply Agreement for any reason, this Agreement shall remain in full force and effect and Buyer and Seller shall be obligated to continue their performance as required herein through the Term of this Agreement. In no event shall nonperformance or breach by Buyer or ECO under provisions of the Coal Synfuel Supply Agreement be a basis for Buyer or Seller to claim nonperformance or breach or grant a right of offset, counter claim or cancellation of this Agreement, and this Agreement shall continue in full force and effect with the remaining obligations for the purchase of quantities of coal to be the Quantity set forth in Section 3.0 during any contract year reduced by the amount of coal synfuel delivered by ECO to Buyer during such contract year.”

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 on the day and year below written, but effective as of the day and year first set forth above.

HOPKINS COUNTY COAL, LLC.	LOUISVILLE GAS AND ELECTRIC COMPANY

BY:	BY:

TITLE:	TITLE:

DATE:	DATE:

WEBSTER COUNTY COAL, LLC

BY:

TITLE:

DATE: